EXHIBIT 99.1

           Synergy Resources Reports Fiscal Third Quarter 2012 Results
      Revenues up 157% to Record $7.5 Million, Driving Operating Income up
         603% to Record $3.8 Million and Net Income of $0.05 per Share;

    Company to Host Investor Conference Call on July 10, 2012 at 4:30 p.m. ET

PLATTEVILLE,  Colo.,  July 9, 2012 -- Synergy  Resources  Corporation (NYSE Mkt:
SYRG), a U.S. oil and gas exploration and production company focused on the Denver-Julesburg Basin, reported its fiscal third quarter results for the period ended May 31, 2012.

Third Quarter 2012 Financial Highlights vs. Same Year-Ago Quarter
o    Revenues increased 157% to a record $7.5 million
o    Operating income improved 603% to a record $3.8 million
o Net income totaled $2.4 million or $0.05 per share versus a loss of $292,000 or $(0.01) per share
o Adjusted EBITDA (a non-GAAP metric) totaled a record $5.8 million, up 296%, and representing a 77% return on revenue
o At May 31, 2012, cash and equivalents totaled $27.8 million, with a current ratio of 2.4 to 1


Third Quarter 2012 Operational Highlights

o Net oil and natural gas production increased 190% to 124,763 barrels of oil equivalent (BOE), averaging 1,356 BOE per day versus 467, as compared to the same year-ago quarter.
o As the operator, drilled 11 wells and brought six into production during the quarter. This increased the total of wells drilled as operator to 90, with 79 brought into production and the remaining 11 currently being completed.
o Production commenced at the Wake E24-77HN, the company's first horizontal well, with a non-operating working interest of 25%.
o At May 31, 2012, the company had completed, acquired or participated in a total of 170 producing oil and gas wells, including 106 added over the previous 12 months.
o Increased estimated proved reserves to 3.6 million barrels of oil and 24.8 billion cubic feet of gas, or combined total BOE of 7.8 million. The estimated present value of these reserves before tax and discounted 10% is $129.7 million. Compared to the annual reserve report prepared on August 31, 2011, total BOE increased 74%, with present value increasing by 81%.

Third Quarter 2012 Financial Results

Revenues totaled $7.5 million, up 20% from $6.2 million in the previous quarter and up 157% from $2.9 million in the same quarter a year ago. The year-over-year improvement was attributed to a 190% increase in production, primarily from 106 new wells, offset by an 11% decrease in the realized average selling price per

BOE. During fiscal Q3 2012, average selling prices were $91.21 per barrel of oil and $3.62 per mcf of gas, as compared to $98.15 and $5.34, respectively, a year-ago.

Operating income increased to $3.8 million, up 31% from $2.9 million in the previous quarter and up 603% from $547,000 in the same year-ago period. Net income totaled $2.4 million or $0.05 per basic and diluted share, compared to a loss of $292,000 or $(0.01) per basic share in the same year-ago quarter. Net income in the third fiscal quarter of 2012 included the effect of a $1.4 million income tax expense, versus no income tax expense included in the same year-ago quarter.

Adjusted EBITDA increased to $5.8 million, up 28% from $4.5 million in the previous quarter and up 296% from $1.5 million in the same year-ago quarter. This represented a 77% return on revenue in the third fiscal quarter of 2012 (see further discussion about the presentation of adjusted EBITDA in "About Non-GAAP Financial Measures," below).

Adjusted cash flows from operations increased to $5.8 million, a 28% increase from $4.5 million in the previous quarter and up 199% from $1.9 million in the same year-ago quarter. The company uses this non-GAAP metric as a tool for measuring cash flow earned from operating activities without regard to timing differences between the collection or payment of associated receivables and payables (see further discussion about the presentation of adjusted cash flows in "About Non-GAAP Financial Measures," below).

As of May 31, 2012, the company's cash and equivalents totaled $27.8 million, as compared $9.5 million at August 31, 2011. The current ratio at May 31, 2012 was
2.4 to 1.

The following table presents certain per unit metrics that compare results of the corresponding quarterly and nine-month reporting periods:

Per Unit Metric              Three Months Ended        Nine Months Ended
---------------              ------------------        -----------------
                            May 31,  May 31,            May 31, May 31,
                             2012     2011  % Change     2012    2011  % Change
                             ----     ----  --------     ----   ------ -------
Sales volumes - oil
(Bbls)                     69,230   23,371     196%   160,995   59,749    169%
Sales volumes - gas (Mcf) 333,200  117,647     183%   794,691  297,668    167%
Sales Volumes - BOE       124,763   42,979     190%   293,444  109,360    168%
BOEPD                       1,356      467     190%     1,071      401    167%

Average sales price -
oil ($/Bbls)              $ 91.21  $ 98.15     (7)%   $ 90.97  $ 85.02      7%
Average sales price -
gas ($/Bbls)                 3.62     5.34    (32)%      4.50     4.43      1%
Average sales price -
($/BOE)                     60.29    67.98    (11)%     62.09    58.51      6%

Lease operating expense
($/BOE)                      2.82     2.01      40%      3.04     1.86     63%
Production taxes ($/BOE)     5.64     6.76    (17)%      5.70     5.82    (2)%
DD&A expense ($/BOE)        14.34    18.70    (23)%     15.26    18.28   (17)%
G&A expense ($/BOE)          5.47    20.37    (73)%      8.72    17.92   (51)%

Management Commentary

"Further execution of our drilling program in the liquid-rich Wattenberg Field once again drove record quarterly revenues and adjusted EBITDA,"said Synergy Resources President and CEO Edward Holloway. "In fact, since the beginning of our current drilling program we have drilled 40 wells, 11 in the third quarter, with 29 reaching productive status by quarter's end. We expect the balance of 11 to reach productive status during our current fiscal Q4. We recently contracted with Ensign Drilling for continuous use of the rig through December 31, 2012. "

"A significant event during the third quarter was initial production from our first horizontal well completed in partnership with Noble Energy. We have since participated in drilling four additional horizontal wells in the Niobrara formation that are now being completed, and we have agreed to participate in four more horizontal wells to be drilled by various operators. Furthermore, the valuable experience gained by participating with other operators has allowed us to commence planning horizontal wells that we will drill and operate for our own account in fiscal 2013.

"Between cash generated from operations, proceeds from our December equity offering, and borrowings available under our $20 million revolving line of credit, we are very well positioned financially and on schedule operationally to drill the remaining wells we planned for our 2012 drilling program. We expect to sustain this momentum as we enter fiscal 2013."

Conference Call

Synergy Resources will host a conference call tomorrow, Tuesday, July 10, 2012 at 4:30 p.m. Eastern time (2:30 p.m. Mountain time) to discuss its fiscal third quarter 2012 results. President and CEO Ed Holloway, Vice President William Scaff, Jr. and CFO Monty Jennings will host the presentation, followed by a question and answer period.

Date: Tuesday, July 10, 2012
Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)
Dial-In Number: 1-877-941-2068
International: 1-480-629-9712
Conference ID#: 4550558

The conference call will be broadcast simultaneously and available for replay here and via the investor section of the company's web site at www.syrginfo.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Rhonda Sandquist of Synergy Resources at (970) 737-1073. .

A replay of the call will be available after 7:30 p.m. Eastern time on the same day and until August 10, 2012.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin #: 4550558
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About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company news and information about Synergy Resources is available at www.SYRGinfo.com.

Important Cautions Regarding Forward Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely" or similar expressions, indicates a forward-looking statement. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the company's ability to identify, finance and integrate any future acquisitions; and the volatility of the company's stock price.

About Reserve Estimates

Reserve estimates mentioned in this release were prepared in accordance with guidelines established by the Securities and Exchange Commission for proved reserves. Probable and possible reserves are excluded. Prices are based on a trailing twelve month average and are held constant over the life of the properties. Similarly, costs are held constant for the duration of the well.

About Non-GAAP Financial Measures The company uses "adjusted cash flow from operations" and "adjusted EBITDA," both non-GAAP financial measures, for internal managerial purposes when evaluating period-to-period comparisons. These measures are not measures of financial performance under U.S. GAAP and should be considered in addition to, not as a substitute for, cash flows from operations, investing, or financing activities, net income, nor as a liquidity measure or indicator of cash flows or an indicator of operating performance reported in accordance with U.S. GAAP. The non-GAAP financial measures that the company uses may not be comparable to measures with similar titles reported by other companies. Also, in the future, the company may disclose different non-GAAP financial measures in order to help investors more meaningfully evaluate and compare the company's future results of operations to its previously reported results of operations. The company strongly encourages investors to review its financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. See, "Reconciliation of Non-GAAP Financial
Measures," below for a detailed description of these measures as well as a reconciliation of each to the nearest U.S. GAAP measure.

Reconciliation of Non-GAAP Financial Measures

The company defines adjusted cash flow from operations as the cash flow earned or incurred from operating activities without regard to timing differences in the collection or payment of associated receivables and payables. The company believes it is important to consider adjusted cash flow from operations as well as cash flow from operations, as it often provides more transparency into what drives the changes in the company's operating trends, such as production, prices, operating costs, and related operational factors, without regard to whether the earned or incurred item was collected or paid during the period. The company also uses this measure because the collection of its receivables or payment of obligations has not been a significant issue for its business, but merely a timing issue from one period to the next.


The company defines adjusted EBITDA as net income (loss) plus net interest expense, income taxes, and depreciation, depletion and amortization (including amortization of non-cash stock-based compensation) for the period, plus/minus the change in fair value of our derivative conversion liability. The company believes adjusted EBITDA is relevant because it is a measure of cash available to fund capital expenditures and service debt and is a metric used by some industry analysts to provide a comparison of its results with its peers. The following table presents a reconciliation of each of the company's non-GAAP financial measures to the nearest GAAP measure.

Financial Statements

Condensed financial statements are included below. Additional financial information, including footnotes that are considered an integral part of the financial statements, can be found in Synergy's Edgar Filings at www.sec.gov on Form 10-Q for the period ended May 31, 2012.


                          SYNERGY RESOURCES CORPORATION
                            CONDENSED BALANCE SHEETS


                                               May 31,           August 31,
                                                2012               2011
                                           ----------------  ------------------

                                    ASSETS

Cash and cash equivalents                  $  27,764,540     $   9,490,506
Other current assets                           6,348,451         5,140,452
                                           ----------------  ------------------
  Total current assets                        34,112,991        14,630,958
                                           ----------------  ------------------
Oil and gas properties and other              81,001,760        48,898,064
equipment
Deferred tax asset, net                        1,809,000                 -
Other assets                                     236,524           168,863
                                           ----------------  ------------------
    Total assets                           $ 117,160,275     $  63,697,885
                                           ================  ==================

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                        $  14,229,165     $  13,946,413

Revolving credit facility                      3,000,000                 -
Asset retirement obligations                     916,258           643,459
                                           ----------------  ------------------

  Total liabilities                           18,145,423        14,589,872
                                           ----------------  ------------------
Shareholders' equity:

  Common stock and paid-in capital           123,777,791        84,047,594

  Accumulated deficit                        (24,762,939)      (34,939,581)
                                           ----------------  ------------------

    Total shareholders' equity                99,014,852        49,108,013
                                           ----------------  ------------------
      Total liabilities and
        shareholders' equity               $ 117,160,275     $  63,697,885
                                           ================  ==================

                          SYNERGY RESOURCES CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                     Three Months Ended               Nine Months Ended
                                  May 31,          May 31,         May 31,         May 31,
                                   2012             2011            2012            2011
                               --------------   --------------  --------------  --------------


Oil and gas revenues           $  7,521,833     $ 2,921,910     $  18,219,672   $    6,399,193
                               --------------   --------------  --------------  --------------
Expenses:

  Lease operating expenses        1,159,472         668,683          2,720,206       1,131,837
  Depreciation, depletion,
    and amortization              1,833,506         830,639          4,599,585       2,062,825
  General and administrative        682,412         875,316          2,559,250       1,960,006
                               --------------   --------------  --------------  --------------
    Total expenses                3,675,390       2,374,638          9,879,041       5,154,668
                               --------------   --------------  --------------  --------------
Operating income                  3,846,443         547,272          8,340,631       1,244,525
                               --------------   --------------  --------------  --------------

Other income (expense):
  Change in fair value of
   derivative conversion
   liability                              -          86,192                  -     (10,229,229)
  Interest income and
   expense, net                      16,320        (925,076)            27,011      (4,205,270)
                               --------------   --------------  --------------  --------------

    Total other (expense)            16,320        (838,884)            27,011     (14,434,499)
                               --------------   --------------  --------------  --------------
    Income tax
     (expense)benefit            (1,432,000)               -          1,809,000               -
                               --------------   --------------  --------------  --------------

Net income (loss)              $ 2,430,763      $  (291,612)    $   10,176,642  $  (13,189,974)
                               ==============   ==============  ==============  ==============
Net income (loss) per common
  share:

  Basic                        $      0.05      $     (0.01)    $         0.23  $        (0.58)
                               ==============   ==============  ==============  ==============
  Diluted                      $      0.05      $     (0.01)    $         0.22  $        (0.58)
                               ==============   ==============  ==============  ==============
Weighted average
  shares outstanding:

  Basic                         51,292,810       32,813,298         44,968,566      22,713,785
                               ==============   ==============  ==============  ==============
  Diluted                       53,174,792       32,813,298         46,775,994      22,713,785
                               ==============   ==============  ==============  ==============


                          SYNERGY RESOURCES CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
             For the nine months ended May 31, 2012 and May 31, 2011
                                   (unaudited)

                                                      2012            2011
                                                  -------------  ------------

 Cash flows from operating activities:

   Net income (loss)                              $  10,176,642  $(13,189,974)
                                                  -------------  ------------
   Adjustments to reconcile net loss to net
    cash provided by operating activities:
     Depreciation, depletion, and amortization        4,599,585     2,062,825
     Provision for deferred taxes                    (1,809,000)            -
     Other, non-cash items                              323,032    15,044,684
     Changes in operating assets and liabilities      3,787,750       (92,653)
                                                  -------------  ------------
   Total adjustments                                  6,901,367    17,014,856
                                                  -------------  ------------
      Net cash provided by operating activities      17,078,009     3,824,882
                                                  -------------  ------------
Cash flows from investing activities:
  Acquisition of property and equipment             (34,025,758)  (16,167,575)
                                                  -------------  ------------
  Net cash used in investing activities
                                                    (34,025,758)  (16,167,575)
                                                  -------------  ------------
Cash flows from financing activities:

  Net proceeds from sale of stock                    37,421,783    16,690,721
  Net proceeds from/(repayments of) revolving
   credit facility                                    3,000,000             -
  Principal repayment of related party notes
   payable                                           (5,200,000)            -
                                                  -------------  ------------

  Net cash provided by financing activities          35,221,783    16,690,721
                                                  -------------  ------------
Net decrease in cash and equivalents                 18,274,034     4,348,028
Cash and equivalents at beginning of period           9,490,506     6,748,637
                                                  -------------  ------------
Cash and equivalents at end of period             $  27,764,540  $ 11,096,665
                                                  =============  =============


Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
rsandquist@syrginfo.com
Tel (970) 737-1073

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